Exhibit 99.1

Contact:	Scott Meyerhoff
Goldleaf Financial Solutions, Inc.
678-728-4464
Goldleaf Prices Public Offering of Common Stock
Brentwood, Tenn. (October 5, 2006) — Goldleaf Financial Solutions, Inc. (NASDAQ:GFSI) a leading provider of a suite of technology based products and services to community financial institutions, today announced that it has priced the sale of 10,000,000 newly issued shares of its common stock at $5.50 per share. The offering is expected to close on October 11, 2006. The company granted the underwriters the right to purchase an additional 1,500,000 shares, also at $5.50 per share, to cover over-allotments. The company’s net proceeds from the offering are expected to be approximately $49.3 million, or approximately $57.0 million if the underwriters exercise their over-allotment option, after deducting underwriting discounts and commissions and the expenses of the offering.
The underwriters for this offering are Friedman, Billings, Ramsey & Co., Inc., acting as sole book manager, with JMP Securities LLC and D.A. Davidson & Co. as co-managers.
A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on October 4, 2006, and the public offering is being made by means of a prospectus. Copies of the prospectus may be obtained from Friedman, Billings, Ramsey & Co., Inc. at Potomac Tower, 1001 19th Street North, Arlington, VA 22209. The prospectus will also be available on the Securities and Exchange Commission website at http://www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Goldleaf Financial Solutions, Inc.
Goldleaf Financial Solutions, Inc. offers a comprehensive package of advanced technology-based solutions specifically designed for community financial institutions. Our solutions include core data processing, item processing and check imaging, ACH origination and processing, remote check capture and deposit processing, accounts receivable financing solutions, teller automation systems, turn-key leasing solutions, financial institution website design and hosting, and retail inventory management. Goldleaf believes its suite of products and services allows financial institutions and their small- to medium-sized business customers to compete more effectively in today’s aggressive financial services marketplace, to grow their trusted financial relationships and to enhance their profitability through the efficient use of technology and an expanded community presence.
For more information about Goldleaf Financial Solutions, or its line of products for financial institutions, please visit us on the web at www.goldleaf.com.
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GFSI Prices Public Offering

October 5, 2006
Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the company is unable to predict or control, that may cause the company’s actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties associated with the closing of the company’s public offering as anticipated. These risks and uncertainties are in addition to other factors detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2005. The company cautions investors that any forward-looking statements made by the company are not necessarily indicative of future performance. The company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
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